Exhibit 99.16
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution sales)

Monthly Sales ($ in millions)*

	2006	2007	2008	2009	2010
January	335	340	378	253	272
February	328	327	353	217	260
March	366	341	351	227	325
April	324	332	381	227	308
May	362	350	374	225	295
June	364	344	396	246	320
July	324	335	396	253	303
August	366	386	378	247	303
September	334	329	377	271
October	352	371	372	268
November	331	343	266	239
December	265	276	215	222

12 Month Rolling Average ($ in millions)*

	2006	2007	2008	2009	2010
January	326	338	343	343	243
February	328	338	345	331	247
March	330	336	346	321	255
April	329	337	350	308	261
May	332	336	352	296	267
June	335	334	356	283	273
July	337	335	361	271	277
August	340	336	361	260	282
September	339	336	365	252
October	341	338	365	243
November	341	339	358	241
December	338	340	353	241

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.